Exhibit 99.1

August 20, 2024

COMPANY CONTACT:

FutureFuel Corp.

Rose M. Sparks

(314) 854-8352

www.futurefuelcorporation.com

FutureFuel Appoints Roeland Polet as Chief Executive Officer of the Company

CLAYTON, Mo. (August 20, 2024) -- FutureFuel Corp. (NYSE: FF) (“FutureFuel” or the “Company”), a manufacturer of custom and performance chemicals and biofuels, announced today that it had appointed Roeland Polet as Chief Executive Officer of the Company effective as of September 3, 2024. Mr. Polet succeeds Tom McKinlay who previously announced his retirement as Chief Executive Officer.

Polet, brings over 35 years of leadership experience and a track record of value creation and team building within global leading specialty chemicals companies. From 2015 to 2023, he held general management roles for Koninklijke DSM N.V., culminating in Chief Executive Officer, DSM Materials. Here, Polet contributed to significant gains in market share and profitability through organic strategy, M&A initiatives, and operational and commercial excellence.

Prior, Polet worked in senior leadership roles for Valspar Corporation, Celanese Corporation and Carbolite Foods, Inc. in the United States, Asia, and Europe. He holds a bachelor’s degree in economics from State University of New York at Buffalo. He will continue to serve as Non-Executive Director at Envalior, a joint venture between Lanxess and Advent International.

In his new role as Chief Executive Officer, Polet will focus on leveraging FutureFuel’s legacy of market-leading innovation to expand its market presence, commercialize new products and technologies, and drive performance.

“We are thrilled to announce the appointment of Roeland as our Chief Executive Officer,” said Don Bedell, Vice Chairman of the Board of Directors of FutureFuel. “Roeland’s deep industry experience and his proven record of strategy, innovation, and team building make him the right person to lead FutureFuel.”

“I am excited for the opportunity to lead FutureFuel and work with a strong, committed team that is fully dedicated to its success,” said Polet. “I look forward to delivering for our customers, shareholders, employees and the communities we touch.”

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”), as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel's custom chemicals product portfolio includes proprietary intermediates for major chemical companies and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time-to-time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report, as amended, for the year ended December 31, 2023 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.